Exhibit 99.1

FTC Solar Announces Fourth Quarter 2022 Financial Results

Fourth Quarter Highlights and Recent Developments

•
Revenue growth of 58% q/q, significant gross margin improvement
•
Project backlog crosses billion-dollar mark for first time at $1.2B, with $240 million added
•
Total project pipeline1 reaches new record high of 110GW
•
Announced U.S. manufacturing joint venture utilizing domestic steel

AUSTIN, Texas — February 28, 2023– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software and engineering services, today announced financial results for the fourth quarter ended December 31, 2022.

“I’m pleased to report that fourth quarter results came in above the mid-point of our guidance on all metrics,” said Sean Hunkler, FTC Solar President and Chief Executive Officer. “While the U.S. market continues to be impacted by a UFLPA-related module shortage, we were able to finish the year on an improving trajectory, demonstrating 58% revenue growth over the third-quarter lows, along with significantly improved gross margin, as our cost-reduction initiatives are just beginning to show up in our results.

“As I reflect on my first full calendar year as CEO in 2022, I am proud of how the team navigated many external challenges. The year began with historically high logistics and steel costs, followed by a rather challenging regulatory environment in the U.S. The team responded well to the challenges, utilizing the downturn to focus on what we can control and significantly improving our competitive positioning across nearly all aspects of our business.

“We now have a materially lower product cost structure on current and future projects, which puts us on track for additional improvement in gross margin as our revenue grows. We have a more comprehensive product line that expands our addressable market in the U.S. and internationally. We are growing and diversifying in new markets and are positioned with a strengthened supply chain, including our recently announced U.S. manufacturing joint venture, which will bolster our ability to support customers with domestic content to capture monetary benefits from the Inflation Reduction Act. We also have a record backlog and pipeline that demonstrates increasing customer interest and global adoption. Looking ahead, we believe the solar market is not only poised to recover but is poised to recover with powerful and increasing, long-term growth tailwinds."

Contracted and awarded orders2 as of February 28, 2023, were $1.2 billion, and our pipeline has grown to a record high of 110GW. Since our last update on November 9, 2022, the company has added $240 million of backlog. Importantly, the vast majority of the additions this period are not impacted by UFLPA. In aggregate, our backlog now includes approximately $400 million of non-UFLPA impacted projects as we continue to diversify our sales efforts.

Summary Financial Performance: Q4 2022 compared to Q4 2021

	GAAP		Non-GAAP
	Three months ended December 31,
(in thousands, except per share data)	2022	2021	2022	2021
Revenue	$26,220	$101,721	$26,220	$101,721
Gross margin percentage	(7.3%)	(8.4%)	(3.4%)	(7.3%)
Total operating expenses	$17,947	$14,968	$9,971	$8,969
Loss from operations(a)	$(19,861)	$(23,543)	$(10,976)	$(16,358)
Net loss	$(20,501)	$(23,882)	$(11,499)	$(16,653)
Diluted loss per share	$(0.20)	$(0.25)	$(0.11)	$(0.17)
(a) Adjusted EBITDA for Non-GAAP

Total fourth quarter revenue was $26.2 million, in line with our prior guidance range. This revenue level reflects the lower demand environment in the U.S., as customers struggle to navigate the regulatory environment and get line of sight to solar modules. This revenue level represents an increase of 58.2% compared to the prior quarter and a decrease of 74.2% year-over-year, driven primarily by lower volume.

GAAP gross loss was $1.9 million, or 7.3% of revenue, compared to $9.5 million, or 57.4% of revenue in the prior quarter. Non-GAAP gross loss was $0.9 million or 3.4% of revenue. The result for this quarter compares to a non-GAAP gross loss of $7.4 million in the prior-year period, with the difference driven primarily by lower product revenue, partially offset by improved logistics margin.

GAAP operating expenses were $17.9 million. On a non-GAAP basis, excluding stock-based compensation and certain other expenses, operating expenses were $10.0 million, compared to $9.0 million in the year-ago quarter. The year-over-year increase was driven primarily by higher spending on research and development as well as the absence of credits recorded in the year ago quarter.

GAAP net loss was $20.5 million or $0.20 per share, compared to a loss of $25.6 million or $0.25 per share in the prior quarter and compared to a net loss of $23.9 million or $0.25 per share in the year-ago quarter. Adjusted EBITDA loss, which excludes approximately $9.5 million, including stock-based compensation expense, certain consulting and legal fees, severance and other non-cash items, was $11.0 million. This result compares to an Adjusted EBITDA loss of $17.7 million in the prior quarter and $16.4 million in the year-ago quarter.

Outlook

For the first quarter of 2023, we are targeting continued sequential growth in revenue of approximately 37%-53%. Along with this growth, we anticipate additional improvement in gross margin into positive territory as the benefits of our cost-reduction initiatives continue to show through.

(in millions)	4Q '22 Guidance	4Q '22 Actual	1Q '23 Guidance
Revenue	$23 - $27	$26.2	$36 - $40
Non-GAAP Gross Profit	$(3.5) - $0.0	$(0.9)	$0.7 - $3.2
Non-GAAP Gross Margin	(15%) - 0%	(3.4%)	2% - 8%
Non-GAAP operating expenses	$10 - $11	$10.0	$10 - $11
Non-GAAP adjusted EBITDA	$(14.5) - $(10.0)	$(11.0)	$(10.3) - $(6.8)

For the second quarter of 2023, we expect to see continued operational improvements.

Overall, we continue to believe the ingredients are in place for a very strong industry recovery and long-term growth. The pace of the recovery in our largest market, the U.S., will largely be determined by the pace of improvement for the importation of modules into the U.S.. Once improvement does occur at scale, we believe FTC Solar is increasingly well positioned competitively to capitalize on that growth, with a lowered cost-structure, innovative new products, a record pipeline and more than a billion dollars in backlog.

Fourth quarter 2022 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its fourth quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. The term ‘pipeline’ refers to the total amount of uncontracted projects in the solar energy market to which the company has visibility as a potential sale opportunity for its trackers. The size of our pipeline does not guarantee future sales results or revenues, which will depend on our ability to convert pipeline opportunities to binding sales orders.

2. The term ‘backlog’ refers to the combination of our executed contracts and awarded orders, which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except shares and per share data)	2022	2021	2022	2021
Revenue:
Product	$20,083	$89,598	$63,760	$227,397
Service	6,137	12,123	59,306	43,128
Total revenue	26,220	101,721	123,066	270,525
Cost of revenue:
Product	21,966	92,185	84,766	239,149
Service	6,168	18,111	65,528	63,921
Total cost of revenue	28,134	110,296	150,294	303,070
Gross profit (loss)	(1,914)	(8,575)	(27,228)	(32,545)
Operating expenses
Research and development	2,411	1,887	9,949	11,540
Selling and marketing	1,766	402	8,659	6,823
General and administrative	13,770	12,679	53,736	75,896
Total operating expenses	17,947	14,968	72,344	94,259
Loss from operations	(19,861)	(23,543)	(99,572)	(126,804)
Interest expense, net	(96)	(299)	(978)	(814)
Gain from disposal of investment in unconsolidated subsidiary	—	—	1,745	20,829
Gain on extinguishment of debt	—	—	—	790
Other income (expense), net	(124)	(8)	(373)	(67)
Loss from unconsolidated subsidiary	—	—	—	(354)
Loss before income taxes	(20,081)	(23,850)	(99,178)	(106,420)
(Provision) benefit for income taxes	(420)	(32)	(435)	(169)
Net loss	(20,501)	(23,882)	(99,613)	(106,589)
Other comprehensive income (loss):
Foreign currency translation adjustments	289	1	(68)	10
Comprehensive loss	$(20,212)	$(23,881)	$(99,681)	$(106,579)
Net loss per share:
Basic	$(0.20)	$(0.25)	$(0.98)	$(1.24)
Diluted	$(0.20)	$(0.25)	$(0.98)	$(1.24)
Weighted-average common shares outstanding:
Basic	103,869,160	96,021,632	101,408,263	86,043,051
Diluted	103,869,160	96,021,632	101,408,263	86,043,051

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$44,385	$102,185
Accounts receivable, net	49,052	107,548
Inventories	14,949	8,860
Prepaid and other current assets	10,304	17,186
Total current assets	118,690	235,779
Operating lease right-of-use assets	1,154	1,733
Property and equipment, net	1,702	1,582
Intangible assets, net	1,113	—
Goodwill	7,538	—
Other assets	4,201	3,926
Total assets	$134,398	$243,020
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,801	$39,264
Accrued expenses	23,896	47,860
Income taxes payable	443	47
Deferred revenue	11,316	1,421
Other current liabilities	8,884	4,656
Total current liabilities	60,340	93,248
Operating lease liability, net of current portion	786	1,340
Deferred income taxes	—	—
Other non-current liabilities	6,822	5,566
Total liabilities	67,948	100,154
Commitments and contingencies
Stockholders’ equity
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of December 31, 2022 and December 31, 2021	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 105,032,588 and 92,619,641 shares issued and outstanding as of December 31, 2022 and December 31, 2021	11	9
Treasury stock, at cost; 10,762,566 shares as of December 31, 2022 and December 31, 2021	—	—
Additional paid-in capital	315,345	292,082
Accumulated other comprehensive income (loss)	(61)	7
Accumulated deficit	(248,845)	(149,232)
Total stockholders’ equity	66,450	142,866
Total liabilities and stockholders’ equity	$134,398	$243,020

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year ended December 31,
(in thousands)	2022	2021
Cash flows from operating activities
Net loss	$(99,613)	$(106,589)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	20,303	61,765
Depreciation and amortization	900	232
Loss from sale of property and equipment	183	—
Amortization of debt issue costs	703	461
Provision for litigation settlement	4,493	—
Provision for obsolete and slow-moving inventory	1,813	90
(Gain) loss from unconsolidated subsidiary	—	354
Gain from disposal of investment in unconsolidated subsidiary	(1,745)	(20,829)
(Gain) loss on extinguishment of debt	—	(790)
Warranty provision	8,228	8,588
Warranty recoverable from manufacturer	(302)	(928)
Bad debt expense (credit)	1,159	(91)
Deferred income taxes	(135)	—
Lease expense and other	705	458
Impact on cash from changes in operating assets and liabilities:
Accounts receivable, net	57,337	(83,723)
Inventories	(7,902)	(7,264)
Prepaid and other current assets	7,189	(10,237)
Other assets	(1,019)	(2,137)
Accounts payable	(22,940)	21,659
Accruals and other current liabilities	(32,670)	34,095
Accrued interest – related party debt	—	—
Deferred revenue	9,895	(21,559)
Other non-current liabilities	(599)	(6,016)
Lease payments and other, net	(493)	(393)
Net cash provided by (used in) operating activities	(54,510)	(132,854)
Cash flows from investing activities:
Purchases of property and equipment	(985)	(1,025)
Proceeds from sale of property and equipment	86	—
Acquisitions, net of cash acquired	(5,093)	—
Proceeds from disposal of investment in unconsolidated subsidiary	1,745	22,332
Net cash provided by (used in) investing activities	(4,247)	21,307
Cash flows from financing activities:
Repayments of borrowings	—	(1,000)
Repurchase and retirement of common stock held by related parties	—	(54,155)
Offering costs paid	—	(5,948)
Proceeds from stock issuance	—	241,155
Proceeds from stock option exercises	903	317
Net cash provided by financing activities	903	180,369
Effect of exchange rate changes on cash, cash equivalents and restricted cash	54	(10)
Net increase (decrease) in cash, cash equivalents and restricted cash	(57,800)	68,812
Cash, cash equivalents and restricted cash at beginning of period	102,185	33,373
Cash, cash equivalents and restricted cash at end of period	$44,385	$102,185

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We present Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted net loss and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) income tax (benefit) or expense, (ii) interest expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) amortization of debt issuance costs, (vi) stock-based compensation (vii) gain on extinguishment of debt, (viii) gain from disposal of our investment in an unconsolidated subsidiary, (ix) non-routine legal fees, (x) severance, (xi) other costs and (xii) loss from unconsolidated subsidiary. We define Adjusted net loss as net loss plus (i) amortization of intangibles, (ii) amortization of debt issuance costs (iii) stock-based compensation, (iv) gain on extinguishment of debt, (v) gain from disposal of our investment in an unconsolidated subsidiary, (vi) non-routine legal fees, (vii) severance, (viii) other costs, (ix) loss from unconsolidated subsidiary and (x) income tax expense of adjustments. Adjusted EPS is defined as Adjusted Non-GAAP net loss per share using our weighted average basic and diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted net loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with U.S. generally accepted accounting principles (“GAAP”). We present these non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods and on an ongoing basis, as well as against other entities, by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Non-GAAP net loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted net loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three and twelve months ended December 31, 2022 and 2021, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands, except percentages)	2022	2021	2022	2021
GAAP revenue	$26,220	$101,721	$123,066	$270,525
GAAP gross profit (loss)	$(1,914)	$(8,575)	$(27,228)	$(32,545)
Depreciation expense	117	47	389	94
Stock-based compensation	771	523	3,292	8,094
Severance	145	—	145	295
Other costs	—	624	102	789
Non-GAAP gross profit (loss)	$(881)	$(7,381)	$(23,300)	$(23,273)
Non-GAAP gross margin percentage	(3.4%)	(7.3%)	(18.9%)	(8.6%)

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three and twelve months ended December 31, 2022 and 2021, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
GAAP operating expenses	$17,947	$14,968	$72,344	$94,259
Depreciation expense	(67)	(90)	(242)	(138)
Amortization expense	(134)	—	(269)	—
Stock-based compensation	(4,277)	(2,711)	(17,011)	(53,671)
Non-routine legal fees	(2,753)	(1,013)	(8,495)	(2,791)
Severance	(296)	(1,003)	(1,333)	(1,003)
Other (costs) credits	(449)	(1,182)	(2,251)	(4,138)
Non-GAAP operating expenses	$9,971	$8,969	$42,743	$32,518

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three and twelve months ended December 31, 2022 and 2021, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2022	2021	2022	2021
GAAP loss from operations	$(19,861)	$(23,543)	$(99,572)	$(126,804)
Depreciation expense	184	137	631	232
Amortization expense	134	—	269	—
Stock-based compensation	5,048	3,234	20,303	61,765
Non-routine legal fees	2,753	1,013	8,495	2,791
Severance	441	1,003	1,478	1,298
Other costs	449	1,806	2,353	4,927
Other income (expense)	(124)	(8)	(373)	(67)
Adjusted EBITDA	$(10,976)	$(16,358)	$(66,416)	$(55,858)

The following table reconciles Non-GAAP Adjusted EBITDA, Adjusted net loss and Adjusted EPS to the related GAAP measure of net loss for the three months ended December 31, 2022 and 2021, respectively:

	Three months ended December 31,
	2022		2021
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per GAAP	$(20,501)	$(20,501)	$(23,882)	$(23,882)
Reconciling items -
Provision for income taxes	420	—	32	—
Interest expense, net	96	—	299	—
Amortization of debt issue costs in interest expense	—	177	—	173
Depreciation expense	184	—	137	—
Amortization of intangibles	134	134	—	—
Stock-based compensation	5,048	5,048	3,234	3,234
Non-routine legal fees(a)	2,753	2,753	1,013	1,013
Severance(b)	441	441	1,003	1,003
Other costs(c)	449	449	1,806	1,806
Adjusted Non-GAAP amounts	$(10,976)	$(11,499)	$(16,358)	$(16,653)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	$(0.11)	N/A	$(0.17)
Diluted	N/A	$(0.11)	N/A	$(0.17)

Weighted-average common shares outstanding:
Basic	N/A	103,869,160	N/A	96,021,632
Diluted	N/A	103,869,160	N/A	96,021,632

(a) Non-routine legal fees represent legal fees and settlement costs incurred for matters that were not ordinary or routine to the operations of the business.

(b) Severance costs were incurred related to a 2022 workforce reduction and agreements with certain executives in 2021 due to restructuring changes.

(c) Other costs include a 2022 write-off of deferred costs relating to certain uncompleted transactions and taxes due in 2021 resulting from settlement of certain IPO related stock-based awards.

The following table reconciles Non-GAAP Adjusted EBITDA, Adjusted net loss and Adjusted EPS to the related GAAP measure of net loss for the twelve months ended December 31, 2022 and 2021, respectively:

	Year ended December 31,
	2022		2021
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per GAAP	$(99,613)	$(99,613)	$(106,589)	$(106,589)
Reconciling items -
Provision for income taxes	435	—	169	—
Interest expense, net	978	—	814	—
Amortization of debt issue costs in interest expense	—	703	—	461
Depreciation expense	631	—	232	—
Amortization of intangibles	269	269	—	—
Stock-based compensation	20,303	20,303	61,765	61,765
Gain from disposal of investment in unconsolidated subsidiary(a)	(1,745)	(1,745)	(20,829)	(20,829)
Gain on extinguishment of debt	—	—	(790)	(790)
Non-routine legal fees(b)	8,495	8,495	2,791	2,791
Severance(c)	1,478	1,478	1,298	1,298
Other costs(d)	2,353	2,353	4,927	4,927
Loss from unconsolidated subsidiary(a)	—	—	354	354
Adjusted Non-GAAP amounts	$(66,416)	$(67,757)	$(55,858)	$(56,612)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic	N/A	$(0.67)	N/A	$(0.66)
Diluted	N/A	$(0.67)	N/A	$(0.66)

Weighted-average common shares outstanding:
Basic	N/A	101,408,263	N/A	86,043,051
Diluted	N/A	101,408,263	N/A	86,043,051

(a) Our management excludes the gain from current year collections of contingent contractual amounts arising from the sale in 2021 of our investment in our unconsolidated subsidiary, as well as the gain from the 2021 sale, when evaluating our operating performance, along with the loss from operations of our unconsolidated subsidiary prior to the sale.

(b) Non-routine legal fees represent legal fees and other costs incurred for matters that were not ordinary or routine to the operations of the business.

(c) Severance costs were incurred related to agreements with certain executives in both years and a 2022 workforce reduction due to restructuring changes.

(d) Other 2022 costs include certain amounts related to our acquisition of HX Tracker, costs attributable to settlement of stock-based compensation awards in 2022 resulting from our IPO, shareholder follow-on registration costs and other items pursuant to our IPO, write-off of deferred costs relating to certain uncompleted transactions and installment payments relating to a 2021 CEO transition event. Other costs during 2021 include consulting fees in connection with operations and finance, costs associated with our IPO and a 2021 CEO transition.